UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

OTR ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39708	85-2136914
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1395 Brickell Avenue, Suite 800 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 697-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	OTRAU	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	OTRA	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	OTRAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2022, OTR Acquisition Corp., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) in connection with the proposed busines combination (the “Business Combination”) contemplated by the Business Combination Agreement, dated as of January 31, 2022 (as amended or restated from time to time, the “Business Combination Agreement”) by and among the Company, Comera Life Sciences Holdings, Inc. (“Holdco”), Comera Life Sciences, Inc. (“Comera”), CLS Sub Merger 1 Corp. (“Comera Merger Sub”) and CLS Sub Merger 2 Corp. (“OTR Merger Sub”), as described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 15, 2022 (the “Proxy Statement”). Present at the Special Meeting were holders of 7,128,767 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and 2,611,838 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, “Common Stock”), in person or by proxy, representing 74.41% of the voting power of the Company’s Common Stock issued and outstanding as of April 11, 2022, the record date for the Special Meeting (the “Record Date”), and constituting a quorum for the transaction of business. As of the Record Date, there were 13,242,017 shares of Common Stock issued and outstanding.

At the Special Meeting, the Company’s stockholders approved the Business Combination Proposal, the Charter Amendment Proposal and the Equity Incentive Award Plan Proposal, in each case as defined and described in greater detail in the Proxy Statement. The Adjournment Proposal, as defined and described in greater detail in the Proxy Statement, was not presented to the Company’s stockholders as the Business Combination Proposal, the Charter Amendment Proposal and the Equity Incentive Award Plan Proposal each received a sufficient number of votes for approval.

Set forth below are the final voting results for the Business Combination Proposal, the Charter Amendment Proposal and the Equity Incentive Award Plan Proposal:

The Business Combination Proposal

A proposal to approve and adopt the Business Combination Agreement. The voting results of the shares of Common Stock were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,675,143	177,849	0	0

The Charter Amendment Proposal

The following three (3) separate governance proposals (the “Governance Proposals”) relating to the following material differences between the Company’s current amended and restated certificate of incorporation and the amended and restated certificate of incorporation of Holdco were approved on a non-binding advisory basis. The voting results of the shares of Common Stock for each of the Governance Proposals were as follows:

(a)	Advisory Governance Proposal 2A – to increase the number of authorized shares of Common Stock from 110,000,000 to 150,000,000;

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,675,142	177,850	0	0

(b)	Advisory Governance Proposal 2B – to change the number of classes of directors from two classes to three classes; and

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,552,365	1,300,627	0	0

(c)	Advisory Governance Proposal 2C – to remove the renouncement of corporate opportunity doctrine.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,233,522	611,970	7,500	0

The Equity Incentive Award Plan Proposal

The proposal to approve the adoption of the equity incentive award plan established to be effective after the closing of the Business Combination was approved. The voting results of the shares of Common Stock were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,666,642	178,850	7,500	0

 Redemption of Class A Common Stock

Holders of an aggregate of 10,279,363 shares of Class A Common Stock exercised their right to redeem their shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2022

OTR ACQUISITION CORP.

By:	/s/ Nicholas J. Singer
	Name:	Nicholas J. Singer
	Title:	Chief Executive Officer